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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Diamond Offshore Drilling, Inc. on Form S-3 of our report dated January 23, 2001, appearing in the Annual Report on Form 10-K of Diamond Offshore Drilling, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

Houston, Texas
June 27, 2001